Exhibit 99.3

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on this 23rd day of May, 2003 ("Employment Commencement Date"),

         BY AND BETWEEN                     THEGLOBE.COM, INC,
                                            a Delaware corporation,
                                            hereinafter referred to as

                                                    "COMPANY"

         AND                                JAMES L. MAGRUDER, JR.
                                            a resident of the State of Florida,
                                            hereinafter referred to as

                                                    "EMPLOYEE"


         1. APPOINTMENT, TITLE AND DUTIES. Company hereby employs Employee to serve as its Vice President of Network Operations. In such capacity, Employee shall report to the President of Company and shall have such powers, duties and responsibilities hereinafter assigned to Employee from time to time by the Board of Directors of Company, including performing such duties at the request of Company or its affiliated corporations.

         2. TERM OF AGREEMENT. This Agreement shall commence on the Employment Commencement Date and shall terminate upon the earlier of: (i) one (1) year from the date of this Agreement; provided, however, that this Agreement automatically renews for a period of one (1) year on the first anniversary of the Employment Commencement Date unless either party provides the other with forty-five (45) written notice of its intention not to renew this Agreement (ii) the date of the voluntary resignation of Employee by delivery of written notice to Company,
(iii) the date of Employee's death or determination of Employee's Disability (as defined in Paragraph 5 below), or (iii) the date of delivery of written notice by the Company to Employee that this Agreement is being terminated by the Company, subject to the fulfillment by Company of its obligations pursuant to Paragraph 6 herein.

         3. ACCEPTANCE OF POSITION. Employee hereby accepts the position of Vice President of Network Operations of Company and agrees that, during the term of this Agreement, he will faithfully perform his duties and will devote substantially all of his business time to the business and affairs of Company and will not engage, for his own account or for the account of any other person or entity, in any other business or enterprise, except with the express written approval of the President or Chief Executive Officer of Company, which consent shall not be unreasonably withheld; provided, however, that Company's Board of Directors shall not be deemed to have unreasonably withheld its consent if the business or enterprise in which Employee proposes to engage would materially detract from the time available to Employee for the performance of Employee's duties for the Company or would be viewed by Company as competitive to the Company's business. Employee agrees to perform his duties faithfully, diligently and to the best of his ability, to use his best efforts to advance the best interests of the Company at all times, and to abide by all moral, ethical and lawful policies, guidelines, procedures, instructions and orders given to him by the Company from time to time.


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         4.      SALARY AND BENEFITS. During the term of this Agreement:

         A) Company shall pay to Employee a base salary of One Hundred Twenty-Five Thousand Dollars ($125,000) per annum, paid in approximately equal installments in accordance with the regular payroll practices of Company. Company agrees to annually review and consider changes to such base salary and/or bonus compensation. The Company shall deduct from Employee's compensation and bonus, if any, all applicable local, state, Federal or foreign taxes, including, but not limited to, income tax, withholding tax, social security tax and pension contributions, if any.

         B) Employee shall participate in all retirement, Company-paid insurance, sick leave, expense reimbursement and other benefit programs which Company shall make available to Employee.

         C) Employee shall be entitled to vacation time in an amount of not less than three (3) weeks per year, provided that not more than two (2) weeks of such vacation time may be taken consecutively without prior notice to, and the consent of, the President or Chief Executive Officer of the Company.

         5.      CERTAIN TERMS DEFINED. For purposes of this Agreement:

         A) A termination of Employee's employment by the Company shall be deemed to be "For Cause" if it is based upon (i) an act of dishonesty, fraud, embezzlement, breach of trust, misappropriation or acceptance of a bribe or kickback; (ii) material neglect by Employee of his duties, chronic absenteeism, or any material or intentional breach of Employee's obligations hereunder including, without limitation, any intentional failure to implement material policies and/or procedures established by the Company which is not rectified to the reasonable satisfaction of Company by Employee within ten (10) days after written notification to Employee of said absenteeism, breach or violation; or (iii) the conviction or a plea of nolo contendere, by Employee of a felony or of a crime involving fraud, dishonesty or moral turpitude in the state of Florida.

         B) A resignation by Employee shall not be deemed to be voluntary, and shall be deemed to be a resignation for "Good Reason" if it is based upon (i) a material breach by the Company of the Company's obligations to Employee under this Agreement or any agreement with Employee relative to options, warrants or equity ownership of Company, (ii) a reduction in Employee's salary and/or benefits, as set forth in Paragraph 4 or (iii) a diminution in the duties of Employee not consistent with that of an executive officer.

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         6. CERTAIN BENEFITS AND OBLIGATIONS UPON TERMINATION. In the event that
Employee's employment terminates because: (i) the Company has terminated
Employee other than "For Cause," as described above or (ii) Employee has voluntarily resigned for "Good Reason," as described above, then:

         A) The Company shall pay Employee his base salary for a period of one (1) year from the date of such termination;

         B) The Company shall pay all cost and expenses associated with continuing all of Employee's then current insurance coverages and related benefits for a period of one (1) year from the date of such termination; and

         C) The Company shall pay all accrued but unpaid or unused vacation, sick pay and expense reimbursement shall be calculated and paid within thirty (30) days following the termination of Employee's employment (collective with (A) and (B) "Severance Pay").

         In the event that Employee's employment terminates because: (i) the Company has terminated Employee "For Cause," as described above, (ii) Employee has voluntarily resigned other than for "Good Reason," or (iii) Employee dies or becomes Disabled, then Company shall have no further financial obligations to Employee except for payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement shall be calculated and paid within thirty (30) days following the termination of Employee's employment.

         7. CONFIDENTIALITY. Employee hereby acknowledges his understanding that as a result of his employment by Company, he will have access to, and possession of, valuable and important confidential or proprietary data, information, ideas, concepts, designs, devices, lists, compilations, formulas, source code and/or subject code, copyrights, trademarks, patents, patent applications, patent designs, protocols, procedures, development technical information, know-how, show-how, marketing activity procedures, patterns, models, private or secret processes, data and trade secrets that relate to Company, its operations and its future plans, its business, products, methods, services, technologies, business records, plans, inventions ideas, customers, suppliers, agreements, finances or any other aspect of Company, its employees, officers, directors or shareholders or others who have provided such information to Company in confidence, not otherwise known by Employee (hereinafter referred to as "Confidential Information"). Employee hereby agrees that he will not, either during the term of his employment with Company, or at any time before or after the term of his employment with Company, divulge or communicate to any person or entity, or direct any employee or agent of Company to divulge or communicate to any person or entity, or use to the detriment of Company or for the benefit of any other person or entity, or make or remove any copies of, such Confidential Information or proprietary data or information, whether or not marked or otherwise identified as confidential or secret. Upon any termination of this Agreement for any reason whatsoever, Employee shall surrender to Company any and all Confidential Information, including but not limited to files, sketches, memoranda, notes, drawings, models, prototypes, records, reports, lists, photographs, plans, maps, surveys, pricing structures, customer lists, specifications, accountings, papers or other documents made by or compiled by or made available to Employee, during the course of employment with Company, and any and all copies thereof and all manuals, print-outs, discs, diskettes, tapes, cassettes or any other media or hard-copy representation used therefor, both masters and duplicates, whether or not they contain Confidential Information and any and all other materials relating to the Company or any of its business that Employee has in his possession, whether or not such material was created or compiled by Employee, but excluding, however, personal memorabilia belonging to Employee. With the exception of such excluded items, materials, etc., Employee acknowledges that all such Confidential Information is solely the property of Company, regardless of where such Confidential Information is located or stored, and that Employee has no right, title or interest in or to such materials. Notwithstanding anything to the contrary set forth above in this Paragraph 7, the provisions of this Paragraph 7 shall not apply to information which: (i) is or becomes generally available to the public other than as a result of disclosure by Employee, (ii) is already known , and can be judicially verified, to Employee as of the date of this Agreement from sources other than Company, or
(iii) is required to be disclosed by law or by regulatory or judicial process.

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

         8. WORK PRODUCT. Employee hereby acknowledges and understands that, as a result of his employment with Company, he will participate in the development of, have access to and possession of valuable and important Work Product of the Company. For the purposes of this Agreement, the term "Work Product" shall mean anything that is invented or created by Employee, alone or with others, during Employee's employment by Company, including, without limitation, all ideas, designs, Inventions, discoveries, formulae, processes, techniques, know-how, data, developments, writings, improvements, arrangements, code, graphics, models and prototypes. Work Product shall be considered Confidential Information for purposes of this Agreement. With respect to Work Product, Employee agrees to the following:

         A) All Work Product is the sole and exclusive property of Company; and Employee hereby relinquishes all rights, title and interest thereto.

         B) Employee agrees to disclose promptly to Company or any persons designated by Company all Work Product conceived or reduced to practice, alone or jointly with others, pertaining to Company business or resulting from tasks assigned by Company, during the period of employment. Employee will maintain adequate and current written records of all Work Product, during the term of employment. These records will be available to and will remain the sole property of Company at all times.

         C) Upon termination of Employee's employment with Company, regardless of the reason for termination, or upon Company's request, Employee will relinquish to Company all originals and copies, however made, stored or recorded, of the Work Product and of Confidential Information, pertaining to the Work Product.

         D) To the extent that any of the Work Product is capable of protection by copyright or patent, Employee acknowledges that it is created within the scope of Employee's employment and is a work made for hire. To the extent that any such material may not be a work made for hire, Employee hereby assigns to Company all right, title and interest in such material.

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         E)      To the extent that any of the Work Product is an invention,
                 Employee hereby assigns to Company all right, title and interest in such invention.

         F) To the extent that any of the Work Product is neither capable of copyright or patent protection nor an invention, Employee hereby assigns to Company all rights in such Work Product.

         G) Employee agrees to execute any documents or provide assistance at any time reasonably requested by Company in connection with the registration of copyright, the assignment or securing of patent protection for any invention or other perfection or protection of Company's ownership of the Work Product.

         9. INVENTIONS. Employee understands and agrees that, as a result of his employment by Company, he may participate, directly or indirectly materially or incidentally in the development of Inventions. For purposes of this Agreement the term "Inventions" shall mean those discoveries, any and all inventions, procedures, innovations, system, programs, techniques, processes, information, modifications, industrial designs, developments, designs, improvements or ideas conceived by Employee, alone or with others through the use of Company resources. "Inventions" does not include discoveries, developments, designs, improvements and/or ideas which: (a) were judicially verified to be conceived by Employee prior to the date of this Agreement and (b) which Employee can document were conceived prior to the execution of this Agreement. Inventions shall be considered Confidential Information for purposes of this Agreement. With respect to Inventions, Employee agrees to the following:

         A) Employee shall promptly execute instruments, if any, considered necessary by Company to convey or perfect Company's ownership in any United States or foreign patents or patent applications, including any continuations, continuations-in-part, divisions and reissues thereof and any copyright applications therefor; and Employee agrees he shall assist Company in obtaining, defending and enforcing its rights therein. Company shall pay all reasonable expenses incurred in connection therewith, including Employee's costs and expenses. In the event Employee is no longer employed by Company, he will be paid daily compensation for his time spent in connection therewith at the rate in effect when he left Company's employ or at a daily rate determined by dividing his taxable income for the prior calendar year by 250 days, whichever rate is greater.

         B) All Inventions shall be the property of Company, whether or not Company seeks patent or copyright protection therefor, to the extent such Inventions are not deemed in the public domain, according to intellectual property law, unless such Inventions become part of the public domain due to the breach by Employee of his obligations under this Agreement.

         C) During and after Employee's employment with Company, Employee shall assign, and Employee does hereby assign, to Company all of Employee's rights, title and interest to such Inventions and to applications for letters patent and to letters patent granted upon such Inventions, whether in the United States or in a foreign country.

         D) During and after Employee's employment with Company, Employee shall execute and deliver promptly to Company (without charge to it, but at its expense) such written instruments and shall do such other acts as may be necessary in the opinion of Company to obtain and maintain letters patent granted upon Inventions and to vest the entire right and title thereto in Company.

         E) In the event that any invention is disclosed or made the subject of a patent application filed by Employee within one year after Employee leaves the employ of Company, Employee will promptly disclose same to Company; and such invention shall be conclusively presumed to have been conceived or to have resulted form developments made during the period of Employee's employment by Company; and Employee agrees that any such Inventions will belong to Company, unless Employee can provide evidence to the contrary.

         10. COVENANT NOT TO COMPETE. Employee agrees that it would be impossible to engage in the business (other than on behalf of the Company in the course of his employment with the Company) without causing significant injury to the Company's legitimate business interests, including, without limitation, the Company's interests in (i) protecting its trade secrets and other Confidential Information and (ii) preserving its relationships with its existing and prospective customers, suppliers and other business relationships. Employee further agrees that Company has provided and will provide him with extraordinary and specialized training with regard to the conduct of the business and beyond the training, if any, that he possessed prior to commencing his employment with the Company. Employee further agrees that the extraordinary and specialized training that the Company as provided and will provide him with has contributed and will contribute to the Company's goodwill with its existing and prospective customers, suppliers and other business relationships. For and in consideration of this Agreement, and the acquisition of Direct Partner Telecom, Inc., Employee agrees that, during the term of this Agreement and while Employee is otherwise employed by Company and for a period of three (3) years following the termination of this Agreement by Company "For Cause" or by Employee other than for "Good Reason," he will not, directly or indirectly, own, control, participate in the ownership of, manager or control, have a proprietary interest in, be employed by or serve as a consultant or independent contractor to, or in any other capacity for, or establish any business relationship with, any firm, individual, partnership, joint venture, corporation, limited liability company or other entity whatsoever, of whatever nature, which shall in any means or manner be engaged in the business of providing the same type of telecommunications services as the Company provides. Notwithstanding the foregoing, in the event this Agreement is terminated by Company other than "For Cause" or by Employee for "Good Reason" then the aforementioned restriction shall only apply for such period of time that Employee is receiving Severance Pay plus six (6) months. Employee acknowledges and agrees that, but for the Employees execution of this provision, Covenant Not to Compete, the Company would not have agreed to enter into this Agreement or enter into the acquisition of Direct Partner Telecom, Inc. This Covenant Not to Compete is intended for the benefit of Company, Direct Partner Telecom, Inc. Michael Egan and Edward Cespedes. Further, this Covenant Not to Compete may be enforced by any successor or assignee of the Company, Direct Partner Telecom, Inc., Michael Egan and/or Edward Cespedes.

         11. NON-SOLICITATION. By the execution hereof, Employee agrees that, during the term of this Agreement and while Employee is otherwise employed by Company and for a period three (3) year(s) following the termination or expiration of this Agreement or Employee's employment, whichever is longer, he will not solicit or do any act which might reasonably be expected to direct business, employees, customers or clients from the Company.


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

         12. INJUNCTION. Employee agrees that any breach of the covenants or agreements contained in Paragraphs 7, 10 and 11 shall cause irreparable injury to Company and its affiliates for which there is and shall be no adequate remedy at law. Accordingly, Employee hereby consents to the issuance by any court of competent jurisdiction of injunctions, both temporary and permanent, in favor of Company enjoining any such breach or violation of the covenants or agreements contained herein; provided, that no request for or receipt of any such injunction by Company shall be considered an election of remedies or waiver of any right to assert any other remedies Company may have against Employee, either at law or in equity.

         13. ATTORNEYS' FEES. In the event that any action or proceeding is brought to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

         14. EFFECT OF AGREEMENT; NON-LIMITATION. This Agreement shall not be construed to limit in anyway shop rights or common law or contractual rights of Company in or to any discoveries, designs, developments, inventions, improvements and innovations, whether patentable or not relating to all Work Product, data and records, pertaining in and to any Confidential Information, which Company has or may have by virtue of Employee's employment and which is or may be useful in connection with the Company business.

         15. TERMINATION OF EMPLOYMENT; INFORMATION. Upon termination of Employee's employment with the Company and for one (1) year thereafter, Employee shall advise Company of the name and address of the Employee's future employer.

         16. PUBLICATION OF AGREEMENT. Company may notify anyone employing Employee or evidencing an intention to employ Employee as to the existence and provisions of this Agreement.

         17. NOTICES. All notices and other communications provided to either party hereto under this Agreement shall be in writing and delivered by hand delivery, overnight courier service or certified mail, return receipt requested to the party being notified at said party's address set forth adjacent to said party's signature on this Agreement, or at such other address as may be designated by a party in a notice to the other party given in accordance with this Agreement. Notices given by hand delivery or overnight courier service shall be deemed received on the date of delivery shown on the courier's delivery receipt or log. Notices given by certified mail shall be deemed received three
(3) days after deposit in the U.S. Mail.

         18. CONSTRUCTION. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision. Without limiting the generality of the foregoing, to the extent that any provision contained in Sections 7, 10, and 11 hereof is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but could be enforceable by reducing any or all thereof, Employee and Company agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdictions in which enforcement is sought. In construing this Agreement, the singular shall include the plural, the masculine shall include the feminine and neuter genders, as appropriate, and no meaning or effect shall be given to the captions of the paragraphs in this Agreement, which are inserted for convenience of reference only.

         19. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of Florida without resort to choice of law principles.

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         20. INTEGRATION; AMENDMENTS. This is an integrated Agreement. This
Agreement constitutes and is intended as a final expression and a complete and exclusive statement of the understanding and agreement of the parties hereto with respect to the subject matter of this Agreement. All negotiations, discussions and writings between the parties hereto relating to the subject matter of this Agreement are merged into this Agreement, and there are no rights conferred, nor promises, agreements, conditions, undertakings, warranties or representations, oral or written, expressed or implied, between the undersigned parties as to such matters other than as specifically set forth herein or directly related thereto. No amendment or modification of, or addendum to, this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

         21. BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that Employee shall not be entitled to assign his interest in this Agreement (except for an assignment by operation of law to his estate), or any portion hereof, or any rights hereunder, to any party. Any attempted assignment by Employee in violation of this Paragraph 21 shall be null, void AB INITIO and of no effect of any kind or nature whatsoever.

         22. SURVIVAL. The provisions contained in Paragraphs 7, 10, and 11 shall survive the termination of this Agreement.

         23. THIRD PARTY BENEFICIARIES. This Agreement, including but not limited to Paragraph 10, may be, at the option of any third party beneficiary, enforced by Direct Partner Telecom, Inc., Michael Egan and/or Edward Cespedes, each of whom are specifically third party beneficiaries of this Agreement, including Paragraph 10 hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above to be effective as of the date specified in the preamble of this Agreement.

                                       THEGLOBE.COM, INC.



                                       By
                                         ---------------------------------
                                       Name
                                           -------------------------------
                                       Title
                                            ------------------------------

                                                     "Company"




                                       ------------------------------------
                                       JAMES L. MAGRUDER, JR.
                                                    "Employee"